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                                                                    Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-65168 of AMN Healthcare Services, Inc. (formerly AMN Holdings, Inc.) of our report dated September 23, 1999, appearing in the Prospectus, which is part of such Registration Statement, and of our report dated September 23, 1999 relating to the financial statement schedule appearing elsewhere in the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                              /s/ DELOITTE & TOUCHE LLP

San Diego, California
August 20, 2001